Exhibit 10.3

EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of August 29, 2018, by Attis Industries Inc., a New York corporation (the “Grantor”), in favor of MEF I, L.P., a Delaware limited partnership, FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, Hudson Bay Master Fund Ltd., an entity formed in the Cayman Islands and Anson Investments Master Fund LP, an entity formed in the Cayman Islands as secured lenders (collectively, the “Secured Lenders”).

WHEREAS:

A. Reference is made to that certain Security Agreement, dated as of August 29, 2018 (the “Security Agreement”), entered into by and among the Grantor, the other Debtors (as defined in the Security Agreement) as parties thereto, and the Secured Lenders, which secures certain now existing and future arising obligations owing to the Secured Lenders under the Transaction Documents (as defined in the Purchase Agreement (as defined below)), as provided in the Security Agreement;

B. Pursuant to the Security Agreement and that certain Securities Purchase Agreement (the “Purchase Agreement”), entered into between the Grantor and Secured Lenders, the Grantor is required to execute and deliver to the Secured Lenders this Agreement;

C. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Lenders, a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, the IP Collateral (as defined below); and

D. Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement or the Purchase Agreement shall have the meanings given such terms in the Security Agreement or the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Secured Lenders, to secure the Obligations (as defined in the Security Agreement), a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1. Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

2. Each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

3. All products and proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”);

4. Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5. Each patent license, including, without limitation, each patent license listed on Schedule 2 annexed hereto, together with all goodwill associated therewith;

6. All income, royalties, proceeds and liabilities of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any patent issued pursuant to a patent application referred to in Schedule 2 and any patent licensed under any patent license listed on Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”);

7. If applicable, each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any renewals, reversions or extensions thereof and all goodwill associated therewith;

8. If applicable, each copyright license, including, without limitation, each copyright license listed on Schedule 3 annexed hereto, together with all goodwill associated therewith; and

9. All products and proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 and any copyright licensed under any copyright license listed on Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 being herein (i.e., the Trademark Collateral, the Patent Collateral, and the Copyright Collateral) collectively referred to as the “IP Collateral”).

The security interests granted under this Agreement are granted in conjunction with the security interests granted to the Secured Lenders, pursuant to the Security Agreement and the other Transaction Documents. The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Lenders with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Transaction Documents.

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Grantor shall give Secured Lenders prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting Grantor’s obligations under this paragraph, Grantor hereby authorizes Secured Lenders unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of Grantor, provided that Secured Lenders notifies Grantor in writing no more than five (5) Business Days following such amendment. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from Secured Lenders’ continuing security interests in all Collateral, whether or not listed on Schedule 1, 2, or 3.

Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their trademarks subject to the security interest hereunder.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

This Agreement is a Transaction Document. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

ATTIS INDUSTRIES INC.,
a New York corporation

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[Signature Page to Attis Industries Inc. Intellectual Property Security Agreement]

Acknowledged:

MEF I, L.P.,
a Delaware limited partnership, as Secured Lender

By:	/s/ Ari Morris
Name:	Ari Morris
Title:	Portfolio Manager

[Signature Page to Attis Industries Inc. Intellectual Property Security Agreement]

Acknowledged:

Firstfire Global Opportunities Fund LLC,
a Delaware limited liability company, as Secured Lender

By:	/s/ Eli Fireman
Name:	Eli Fireman
Title:	Managing Partner

[Signature Page to Attis Industries Inc. Intellectual Property Security Agreement]

Acknowledged:

Hudson Bay Master Fund Ltd.,
an entity formed in the Cayman Islands, as Secured Lender

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Authorized Signatory
Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.

[Signature Page to Attis Industries Inc. Intellectual Property Security Agreement]

Acknowledged:

Anson Investments Master Fund LP,
an entity formed in the Cayman Islands, as Secured Lender

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc.

[Signature Page to Attis Industries Inc. Intellectual Property Security Agreement]